Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Diversified Energy Company of our report dated April 29, 2024 relating to the financial statements of Maverick Natural Resources, LLC, which appears in Diversified Energy Company PLC's Report on Form 6-K dated May 16, 2025.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 24, 2025